                                                                    Exhibit 99.8

                            EXHIBIT A TO INSTRUCTIONS

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                               RIGHTS CERTIFICATES
                                    ISSUED BY
                    GREAT AMERICAN FINANCIAL RESOURCES, INC.

         This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated August __, 2003 (the "Prospectus") of Great American Financial Resources, Inc., a Delaware corporation (the "Company"), if a holder of rights cannot deliver the Rights Certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Time, on September __, 2003, unless extended by the Company (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent, and must be received by the Subscription Agent at or prior to the Expiration Date. See "The Rights Offering - Method of Subscription - Exercise of Rights" in the Prospectus. The Rights Certificate(s) and Payment of the Subscription Price of $____ per Underlying Share (as defined in the Instructions as to Use of Rights Certificates included as Annex A to the Prospectus) subscribed for pursuant to the Basic Subscription Privilege and the Over-subscription Privilege must be received by the Subscription Agent within three New York Stock Exchange trading days following the Expiration Date.

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                         SUBSCRIPTION AGENT INFORMATION
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BY MAIL:                                      BY HAND OR OVERNIGHT COURIER:

Securities Transfer Company                   Securities Transfer Company

P.O. Box 1906                                 One East Fourth Street, 12th Floor

Cincinnati, Ohio   45201-1906                 Cincinnati, Ohio   45202
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                               TELEPHONE NUMBERS:

                        (800) 368-3417 or (513) 579-2414

                       FACSIMILE TRANSMISSION COPY NUMBER

                  (513) 287-8270 (Please Confirm by Telephone)
================================================================================

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN THAT SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

                        NOTICE OF GUARANTEED DELIVERY FOR
                          RIGHTS CERTIFICATES ISSUED BY
                    GREAT AMERICAN FINANCIAL RESOURCES, INC.

Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of Rights Certificate(s) representing ______ Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Basic Subscription Privilege to subscribe for one Underlying Share per Right with respect to Rights represented by such Rights Certificate and the Over-subscription Privilege, to the extent that Remaining Shares (as defined in the Prospectus) are available therefor, for an aggregate of up to _____ Remaining Shares. The undersigned understands that payment of the Subscription Price of $[ ] per Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Over-subscription Privilege must be received by the Subscription Agent within three New York Stock Exchange trading days following the Expiration Date, and represents that such payment, in the aggregate amount of $______, either (check appropriate box):

               [ ]      is being delivered to the Subscription Agent; or

               [ ]      has been delivered separately to the Subscription Agent.

The payment is being or was delivered in the manner set forth below made payable to SECURITIES TRANSFER COMPANY, AS SUBSCRIPTION AGENT (check appropriate box and complete information relating thereto):

[ ]      UNCERTIFIED CHECK
         (Payment by uncertified check will not be         [ ]      CERTIFIED CHECK
         deemed to have been received by the                        Name of maker:______________________________
         Subscription Agent until such check has                    Bank on which check is drawn:_______________
         cleared. Rights holders paying by such means               Date of check_______________________________
         are urged to make payment sufficiently in
         advance of the Expiration Date to ensure          [ ]      MONEY ORDER
         that such payment clears by such date.)                    Issuer of money order:______________________
                                                                    Date of money order:________________________
         Name of maker:______________________________
         Bank on which check is drawn:_______________
         Date of check_______________________________

[ ]      CASHIER'S CHECK
         Name of maker:______________________________
         Date of draft_______________________________

RIGHTS CERTIFICATE NUMBERS            SIGNATURE OF RIGHTS HOLDER(S)*  ________________________________
(IF AVAILABLE):                                                       ________________________________

__________________________            PLEASE TYPE OR PRINT THE FOLLOWING INFORMATION:
_________                                  Name of Rights Holder(s): _________________________________
__________________________                                           _________________________________
_________
__________________________            Address (Include Zip Code)     _________________________________
_________                                                            _________________________________
__________________________             Area Code & Telephone No.     _(_______)_______________________
_________

* (If signature is by a trustee, executors, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, such capacity must be clearly indicated above).


                              GUARANTEE OF DELIVERY
           (NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

         The Undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealer, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the Rights Certificate(s) representing the Rights being exercised hereby, with any required signature guarantees and any other required documents and the Subscription Price, all within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm          ______________________   Dated:___________________________
_________, 2003

Authorized Signature  ______________________   Address (Include Zip Code) ______
___________________

Name                  ______________________                              ______
___________________

Title                 ______________________   Area Code & Telephone No. (_____)
___________________

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights

                        NOTICE OF GUARANTEED DELIVERY FOR
                          RIGHTS CERTIFICATES ISSUED BY
                    GREAT AMERICAN FINANCIAL RESOURCES, INC.

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Certificate(s) and the Subscription Price to the Subscription Agent within the time period shown therein. Failure to do so could result in a financial loss to such institution.
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